Exhibit 99.2

cognizant

Q1 2026

"In a complex macroeconomic environment, we delivered first quarter revenue growth in the upper half of our guidance range, with sustained bookings momentum and Financial Services again leading performance. We signed seven large deals in the quarter and delivered over 70% large deal total contract value growth year-over-year. We believe our AI builder strategy, deep industry expertise and scaled partnership ecosystem uniquely position us to bridge the 'AI Velocity Gap' by helping clients convert their significant AI investments into tangible business outcomes."

Ravi Kumar S | Chief Executive Officer

Revenue

$5.4 billion

Reported YoY ↑ 5.8%

Constant Currency YoY ↑ 3.9%

GAAP and Adjusted Operating Margin | 15.6%

GAAP EPS | $1.39

Adjusted Diluted EPS | $1.40

Q1 2026 Cash Flow

Cash Flow From Operations	Free Cash Flow
$274M	$198M

Q1 2026 Capital Return

Dividends	Share Repurchases
$159M $0.33/share	$444M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$1.0
$4.1
$0.3

North America ↑ 5.1% ↑ 4.9%

Europe ↑ 9.4% ↑ 0.6%

Rest of World ↑ 3.5% ↑ 1.5%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$1.6
$1.6
$1.3
$0.9

Health Sciences ↑ 0.5% ↓ 0.9%

Financial Services ↑ 12.4% ↑ 10.2%

Products & Resources ↑ 3.4% ↑ 1.1%

Communications, Media & Technology ↑ 8.1% ↑ 6.5%

Employee Metrics

Total Employees	357,600	+6,000 QoQ +21,300 YoY
Voluntary Attrition - Tech Services[1] (Trailing 12-Month)	12.3%	

Company Recognition


FORTUNE
AMERICA'S MOST INNOVATIVE COMPANIES
2026
statista
4 YEAR CHAMPION
AMERICA'S GREATEST WORKPLACES FOR ENTRY LEVEL
2026
Newsweek
PLANT-A INSIGHTS GROUP
2026 WORLD'S MOST ETHICAL COMPANIES
ETHISPHERE

For additional details on revenue and growth drivers and non-GAAP financial reconciliations refer to Cognizant's 2026 first quarter earnings release issued on April 29, 2026, which accompanies this presentation and is available at investors.cognizant.com.

[1] During the first quarter of 2026, we modified our definition of Voluntary Attrition - Tech Services to exclude certain categories of negotiated separations.